SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2002

Chiron Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12798 (Commission File Number)	94-2754624 (IRS Employer Identification No.)
4560 Horton Street, Emeryville, CA (Address of principal executive offices)	94608 (Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants.

        KPMG LLP was dismissed as Registrant's independent auditors, effective March 5, 2002, following completion of its audit of Registrant's consolidated financial statements and related consolidated financial statement schedule of Registrant for the fiscal year ended December 31, 2001, and the issuance of KPMG LLP's report thereon. Registrant has engaged Ernst & Young LLP to serve as Registrant's independent auditors effective for the fiscal year commencing January 1, 2002. The decision to change accountants was approved by the audit committee of the Registrant.

        A letter from KPMG LLP regarding cessation of its auditor-client relationship with Registrant is attached hereto as Exhibit 16.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

EXHIBIT NO.

16.1
Letter of KPMG LLP dated March 5, 2002 to the Securities and Exchange Commission, regarding cessation as certifying auditor.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date: March 21, 2002	By:	/s/ WILLIAM G. GREEN William G. Green Senior Vice President, General Counsel and Secretary